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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY
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                           CASH MANAGEMENT AGREEMENT


                           Dated as of July 23, 1996


                                    between


                           CALCOMP TECHNOLOGY, INC.,
                             a Delaware corporation

                                      and

                          LOCKHEED MARTIN CORPORATION,
                             a Maryland corporation




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                           CASH MANAGEMENT AGREEMENT
                           -------------------------

          This CASH MANAGEMENT AGREEMENT is dated as of July 23, 1996, between CALCOMP TECHNOLOGY, INC., a Delaware corporation ("CalComp Technology"), and LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin").

          WHEREAS, pursuant to Sections 5.2(b) and 6.2 of the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation dated as of the 19th day of March, 1996, as amended (the "Reorganization Agreement"), by and among Summagraphics Corporation ("Summagraphics"), CalComp Inc., a California corporation ("CalComp"), and Lockheed Martin, Summagraphics and Lockheed Martin agreed to execute and deliver this Agreement at the closing (the "Closing") of the transactions contemplated by the Reorganization Agreement;

          WHEREAS, pursuant to the Reorganization Agreement, Summagraphics agreed to issue and deliver to Lockheed Martin shares representing 89.7% of Summagraphics' outstanding Common Stock, par value $.01 per share (the "Common Stock") on a Fully Diluted Basis, in exchange for the transfer and delivery of all the issued and outstanding capital stock of CalComp to Summagraphics, all pursuant to and in accordance with the terms of the Reorganization Agreement; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Closing has occurred and the parties have executed and delivered a Revolving Credit Agreement of even date herewith.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, CalComp Technology and Lockheed Martin agree as follows:

          1.  Definitions.  (a)  Certain capitalized terms used but not defined
              -----------
herein shall have the meaning given those terms in the Revolving Credit
Agreement.

          (b) The following terms, as used herein, shall have the following respective meanings:

          "Advance" means any amount advanced by Lockheed Martin to CalComp Technology pursuant to Section 5(a) hereof.

          "Bankruptcy Event" means, with respect to either party hereto, such party or any Subsidiary thereof (i) shall commence a voluntary case or other proceeding or an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee,
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receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or, in the case of an involuntary case or other proceeding commenced against it, it shall consent to any such relief or to the appointment of or taking possession by any such official, or it shall make a general assignment for the benefit of creditors, or it shall fail generally to pay its debts as they become due, or it shall take any corporate action to authorize any of the foregoing, or an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, any such involuntary case or proceeding shall not be a Bankruptcy Event unless it shall remain undismissed and unstayed for a period of 60 days.

          "Concentration Account" means the account established and maintained by CalComp Technology in accordance with Section 3(a) hereof at such bank that Lockheed Martin in its sole discretion may from time to time designate.

          "Federal Funds Rate" means, for any day, the interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published in the Federal Reserve System statistical release H-15.

          "Investment" means any amount held by Lockheed Martin for the benefit of CalComp Technology pursuant to Section 4(a) hereof.

          "Revolving Credit Agreement" means the Revolving Credit Agreement of even date herewith between the parties hereto as the same may be amended from time to time.

          "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof, and, as to CalComp Technology, "Subsidiary" shall also mean CalComp.

          2.  Agreement of Lockheed Martin.  In consideration for the
              ----------------------------
compensation described in Section 8 below, Lockheed Martin agrees that it will, in accordance with Sections 4 and 5 below, cause cash to be transferred to or from the Concentration Account in amounts sufficient to cause the Concentration Account balance to be zero at the end of each banking day.

          3.  Agreements of CalComp Technology.  In order for Lockheed Martin to
              --------------------------------
fulfill its obligations described in Section 2, CalComp Technology agrees that it will:

               (a) establish and maintain the Concentration Account;

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               (b) collect all domestic cash receipts of any nature payable to
     CalComp Technology or its Subsidiaries through lockbox services or other collection services provided by banks approved by Lockheed Martin and cause all such cash receipts and all other amounts collected by CalComp Technology to be transferred each banking day to the Concentration Account by means of a banking settlement system approved by Lockheed Martin;

               (c) notify Lockheed Martin of the estimated amount of the sum of electronic payments as of the date of transfer not later than 1:00 p.m. Eastern Standard Time on the date of such transfers;

               (d) provide Lockheed Martin with projections of cash flow and any additional related reports reasonably requested by Lockheed Martin;

               (e) promptly notify Lockheed Martin of the occurrence of any default or of any event that with notice or passage of time would constitute a default by CalComp Technology under any financial or credit agreement or arrangement; and

               (f) disburse funds from the Concentration Account to banks and accounts approved by Lockheed Martin.

     Nothing in this Agreement is intended to limit the purposes for which CalComp Technology may make payments or restrict its ability to make investments.

          4.     Investments.  (a) In the event that CalComp Technology's net
                 -----------
cash balance in the Concentration Account on any banking day is greater than zero, Lockheed Martin will cause the cash balance to be transferred from the Concentration Account to an account of Lockheed Martin. That amount will, first, be deemed a repayment of principal of Base Rate Loans outstanding under the Revolving Credit Agreement, second, to the extent not applied to repay Base Rate Loans, be deemed a repayment of principal of LIBOR Rate Loans outstanding under the Revolving Credit Agreement, and, third, to the extent not applied to repay Base Rate Loans and LIBOR Rate Loans, be deemed a repayment of outstanding Advances and, fourth, to the extent not applied to repay loans or Advances, be deemed an Investment held by Lockheed Martin for the benefit of CalComp Technology.

          (b) Lockheed Martin will pay CalComp Technology interest on the aggregate principal amount of Investments at a rate per annum equal to the Federal Funds Rate and will make available to CalComp Technology the aggregate principal amount of such Investments plus interest accrued not later than the next business day. The aggregate amount of Investments plus interest accrued thereon at any time shall be available to off-set any negative cash balances in the Concentration Account on any day.

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          5.     Advances.  (a) In the event that CalComp Technology's net cash
                 --------
balance in the Concentration Account on any banking day is negative, Lockheed Martin will, subject to Section 5(c) hereof, advance by a deposit of funds into the Concentration Account the amount necessary to cause the balance in the Concentration Account to be zero. The amount so advanced will, first, be deemed a repayment of any Investments plus any interest accrued thereon outstanding on the date thereof and, second, to the extent not applied to repay Investments, be deemed an Advance by Lockheed Martin to CalComp Technology.

          (b) CalComp Technology will pay Lockheed Martin interest on Advances at a per annum rate equal to the Federal Funds Rate.

          (c) The maximum principal amount of Advances to be made by Lockheed Martin hereunder shall be $2,000,000 outstanding at any time.

          6.     Interest.  All interest to be paid with respect to Investments
                 --------
or Advances will be calculated on the basis of a 365/366 day year and the actual number of days elapsed. Interest will be calculated on each banking day and will be payable monthly in arrears. Lockheed Martin will notify CalComp Technology, not later than ten days after the end of each month, of the net interest amount payable by or to CalComp Technology hereunder with respect to Investments and Advances, which amount will be payable by the applicable party within five banking days of the date of such notice.

          7.     Additional Accounts.  CalComp Technology may establish petty
                 -------------------
cash accounts and local depository accounts at local banks to ensure that funds are available to cover minor operating expenses. Such accounts, however, shall be subject to a limit on the maximum balances therein reasonably approved by Lockheed Martin and shall be replenished only to the extent vouchers and receipts are available. CalComp Technology may further establish bank accounts in international locations as are required to collect and disburse funds of foreign operations. Such foreign bank accounts shall be established and banks approved by Lockheed Martin.

          8.     Compensation.  Lockheed Martin shall be compensated for
                 ------------
providing services hereunder in accordance with the Intercompany Services Agreement, dated the date hereof (the "Services Agreement"), between the parties hereto. No additional compensation shall be due hereunder to Lockheed Martin.

          9.     Limitation of Liability.  Except as may be provided in Sections
                 -----------------------
10 and 11 below, Lockheed Martin, its affiliates, directors, officers, employees, agents or permitted assigns (each a "Lockheed Martin Party") shall not be liable to CalComp Technology or any of CalComp Technology's affiliates, directors, officers, employees, agents or permitted assigns (each a "CalComp

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Technology Party") for, and each CalComp Technology Party shall not be liable to any Lockheed Martin Party for, any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages arising in connection with this Agreement.

          10.    Lockheed Martin Indemnification.  Lockheed Martin shall
                 -------------------------------
indemnify, defend and save harmless the CalComp Technology Parties from and against all liabilities, claims, damages, losses and expenses, including, but not limited to, court costs and reasonable attorneys' fees, of any kind or nature, caused by or arising in connection with the gross negligence or willful misconduct of Lockheed Martin hereunder, unless such gross negligence or willful misconduct is caused by the acts or omissions of any CalComp Technology Party. Notwithstanding the foregoing, Lockheed Martin shall not be liable for any special, indirect, incidental or consequential damages relating to third party claims.

          11.    CalComp Technology Indemnification.  CalComp Technology shall
                 ----------------------------------
indemnify, defend and save harmless the Lockheed Martin Parties from and against all liabilities, claims, damages, losses and expenses, including, but not limited to, court costs and reasonable attorneys' fees, of any kind or nature, caused by or arising in connection with CalComp Technology's failure to fulfill CalComp Technology's obligations hereunder; unless such failure is caused by the acts or omissions of any Lockheed Martin Party. Notwithstanding the foregoing, CalComp Technology shall not be liable for any special, indirect, incidental or consequential damages relating to such claims.

          12.    Term of Agreement; Change of Control.  This Agreement is
                 ------------------------------------
effective from the date hereof and shall continue in full force and effect until June 1, 1998, unless sooner terminated by either party. Either party may terminate this Agreement (a) at any time after the first anniversary of the date this Agreement is effective by giving not less than 90 days' prior written notice to the other party of its election to terminate (which notice may be given up to 90 days prior to the first anniversary), or (b) at any time by giving written notice to the other party of its election to terminate if (i) such other party has failed to make any payments hereunder within five days of when due or (ii) a Bankruptcy Event has occurred with respect to such other party. In the event of a change of control of CalComp Technology, whether by merger, acquisition or sale of stock, disposition of assets or otherwise, this Agreement shall automatically terminate.

          13.    Representations and Warranties.  Each of the representations
                 ------------------------------
and warranties contained in the Revolving Credit Agreement of even date herewith by and between CalComp Technology and Lockheed Martin are hereby incorporated by reference as if set forth herein in full and may be relied upon by the parties hereto as if set forth herein.

          14.    Right of Set-Off.  In addition to any rights and
                 ----------------

                                      -5-
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remedies of Lockheed Martin provided by law, Lockheed Martin shall have the right, without prior notice to CalComp Technology, any such notice being expressly waived by CalComp Technology to the extent permitted by applicable law, upon any amount becoming due and payable by CalComp Technology hereunder and remaining unpaid, to set-off and appropriate and apply against any and all Investments, and any other credits, Indebtedness (as defined in the Revolving Credit Agreement) or claims at any time held by or owing by Lockheed Martin to or for the credit or the account of CalComp Technology. Lockheed Martin agrees promptly to notify CalComp Technology after any such set-off and application made by Lockheed Martin, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          15.    Information.  Each of Lockheed Martin and CalComp Technology
                 -----------
hereby covenants and agrees to provide the other with all information regarding itself and other assistance necessary for the other to comply with all applicable, federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

          16.    Assignment.  Neither party may assign or transfer any of its
                 ----------
rights or duties under this Agreement to any person or entity without the prior written consent of the other party; provided, however, that Lockheed Martin may make any such assignment or transfer to an affiliate of Lockheed Martin without the prior written consent of CalComp Technology.

          17.    Notices.  Any notice, instruction, direction or demand under
                 -------
the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, intercompany mail or by facsimile (with receipt confirmed), or five days after posting if sent by certified mail, return receipt requested to the following addresses:

          Lockheed Martin:
          ---------------

          Lockheed Martin Corporation
          6801 Rockledge Drive
          Bethesda, Maryland  20817
            Attention:  Treasurer
            Telephone:  (301) 897-6027
             Telecopy:  (301) 897-6651

          With a copy to:
          --------------

          Lockheed Martin Information & Technology Services
          6801 Rockledge Drive
          Bethesda, Maryland  20817
            Attention:  Director, Finance
            Telephone:  (301) 897-6540
             Telecopy:  (301) 897-6889

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          CalComp Technology:
          ------------------

          CalComp Technology, Inc.
          2411 W. LaPalma Avenue
          Anaheim, California  92801
            Attention:  Treasurer
            Telephone:
            Telecopy:

or to such other address as either party may have furnished to the other in writing in accordance with this Section 17.

          18.    Governing Law.  This Agreement shall be construed in accordance
                 -------------
with and governed by the laws of the State of Maryland.

          19.    Suspension.  The obligations of any party to perform any acts
                 ----------
hereunder may be suspended if such performance is prevented by fires, strikes, embargoes, riot, invasion, governmental interference, inability to secure goods or materials, or other circumstances outside the control of the parties.

          20.    Severability.  If any provision of this Agreement shall be
                 ------------
invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

          21.    Rights Upon Orderly Termination.  Upon termination or
                 -------------------------------
expiration of this Agreement or any portion of the services described herein, each party shall, upon request, forthwith return to the other party all reports, paper, material and other information required to be provided to the other party by this Agreement. In addition, each party will assist the other in the orderly termination of this Agreement or any portion of the services described herein.

          22.    Amendment.  This Agreement may only be amended by a written
                 ---------
agreement executed by all of the parties hereto.

          23.    Entire Agreement.  This Agreement, including any exhibits,
                 ----------------
together with the Revolving Credit Agreement and the Services Agreement, constitutes the entire agreement between the parties, and supersedes all prior agreements, representations, negotiations, statements or proposals related to the subject matter thereof.

          24.    Counterparts.  This Agreement may be executed in separate
                 ------------
counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


                                       LOCKHEED MARTIN CORPORATION


                                       By:/s/ WALTER E. SKOWRONSKI
                                          ------------------------
                                          Walter E. Skowronski
                                          Treasurer


                                       CALCOMP TECHNOLOGY, INC.


                                       By:/s/ MICHAEL D. BENNETT
                                          ----------------------
                                          Michael D. Bennett
                                          President and Chief Executive
                                            Officer

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